SCHEDULE 14A
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.)

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OGE ENERGY CORP.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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SUPPLEMENT TO
PROXY STATEMENT AND NOTICE OF ANNUAL MEETING
DATED APRIL 5, 2021
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 20, 2021

    On April 5, 2021, OGE Energy Corp. (the “Company”) commenced distributing to its shareholders a Proxy Statement and Notice of Annual Meeting (the “Proxy Statement”) for the 2021 Annual Meeting of Shareholders. The purpose of this Supplement is to revise Proposal No. 4 of the Proxy Statement relating to the amendment of the restated certificate of incorporation and by-laws to permit shareholders to act by written consent. This Supplement should be read in conjunction with the Proxy Statement.

As described in the Proxy Statement, Proposal No. 4 is a Company proposal for shareholders to approve amendments to the Company’s Restated Certificate of Incorporation and By-laws to permit shareholders who comply with certain procedural and other requirements to act by written consent. One of such requirements was that holders of a majority of the combined voting power of the Company’s stock make the request for the Board of Directors to set a record date for purposes of the written consent. The Board has reevaluated the majority threshold for requesting a record date and has decided to lower that threshold for requesting a record date to 25% of the combined voting power of the Company’s stock. A revised copy of the text of the proposed amendment to the restated certificate of incorporation to reflect this 25% threshold is attached as Appendix A to this Supplement.

    There are no revisions to the Proxy Statement other than the above-described reduction in the threshold to request a record date from a majority of the combined voting power of the Company’s stock to 25% of the combined voting power of the Company’s stock.

    If you have already returned your proxy card or provided voting instructions, you do not need to take any action unless you wish to change your vote. Proxy cards already returned by shareholders will remain valid and will be voted at the Annual Meeting unless revoked. If you have not yet returned your proxy card or submitted your voting instructions, please complete the card or submit instructions.

    None of the other agenda items presented in the Proxy Statement are affected by this Supplement, and shares represented by proxy cards returned before the Annual Meeting will be voted with respect to all other matters properly brought before the Annual Meeting as instructed on the card.

    Information regarding how to vote your shares, or revoke your proxy or voting instructions, is available in the Proxy Statement.

May 11, 2021

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Patricia D. Horn

Patricia D. Horn
Vice President – Governance and Corporate Secretary

Appendix A

Proposed Amendments to OGE Energy Certificate of Incorporation to Implement Written Consent

    (Additions of text are indicated by underlining and deletions of text are indicated by strike-outs. The change from the Proxy Statement dated April 5, 2021 is denoted in red.)

VIII.

Any action required or permitted to be taken by the shareholders of the corporation must be effected at a duly called annual or special meeting of such holders and, except as (i) provided by, and subject to the limitations of, Article XIII hereof or (ii) as otherwise mandated by Oklahoma law, may not be effected without such a meeting by any consent in writing by such holders.

Except as otherwise mandated by Oklahoma law and except as may otherwise be provided in or fixed by or pursuant to the provisions of Article IV hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, special meetings of shareholders of the corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors or by the President of the corporation.

Notwithstanding any other provisions of this Article VIII or of any other Article hereof or of the By-laws of the corporation (and notwithstanding the fact that a lesser percentage may be specified from time to time by law, this Article VIII, any other Article hereof, or the By- laws of the corporation), the provisions of this Article VIII may not be altered amended or repealed in any respect, nor may any provision inconsistent therewith be adopted, unless such alteration, amendment, repeal or adoption is approved by the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding shares of the corporation's stock entitled to vote generally, voting together as a single class.

XIII.

A.    WRITTEN CONSENT. Certain actions required or permitted to be taken by the shareholders of the corporation at an annual or special meeting of the shareholders may be effected without a meeting by the written consent of the shareholders of the corporation entitled to vote thereon, but only if such action is taken in accordance with the provisions of this Article XIII.

B.    REQUEST FOR RECORD DATE. The record date for determining such shareholders entitled to consent to corporate action in writing without a meeting shall be as fixed by the Board of Directors or as otherwise established under this Article XIII. Any shareholder of the corporation seeking to have such shareholders authorize or take corporate action by written consent without a meeting shall, by written notice addressed to the Secretary of the corporation, delivered to the corporation at its principal executive offices and signed by holders of record at the time such request is delivered who own shares representing in the aggregate at least 25% of the combined voting power of the then outstanding shares of the corporation's stock entitled to vote on the matter (the “Requisite Percent”), request that a record date be fixed for such purpose. For purposes of this Article XIII, a person shall be deemed to “own” only those shares of outstanding shares as to which the person possesses both (i) full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares, which terms may be further defined in the By-laws adopted from time to time. The written request must contain the information set forth in Section C of this Article XIII. Following receipt of the request from the Requisite Percent, the Board of Directors shall, by the later of (i) twenty (20) days after receipt of a valid request to set a record date and (ii) five (5) days after delivery of any information requested by the corporation to determine the validity of the request for a record date or to determine whether the action to which the request relates may be effected by written consent of shareholders in lieu of a meeting, determine the validity of the request and whether the request relates to an action that may be authorized or taken by written consent pursuant to this Article XIII and, if appropriate, may adopt a resolution fixing the record date for such purpose (unless the Board of Directors shall have previously fixed a record date thereof). The record date for such purpose shall be no more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors and shall not precede the date upon which such resolution is adopted. If the request from the Requisite Percent has been determined to be valid and to relate to an action that may be effected by written consent pursuant to this Article XIII or if no such determination shall have been made by the date required by this Article XIII, and in either event no record date has been fixed by the Board of Directors by the date required by the preceding sentence, the record date, when no prior action by the Board of Directors is required under the provisions of Oklahoma law, shall be the first date (after the expiration of the time period provided by the fifth sentence of this Section B) on which a signed written consent relating to the action taken or proposed to be taken by written consent is delivered to the corporation in the manner described in Section G of

Appendix A
this Article XIII; provided that, if prior action by the Board of Directors is required under the provisions of Oklahoma law, the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

C.    REQUEST REQUIREMENTS. The request required by Section B of this Article XIII (i) must be delivered to the Secretary at the principal executive offices of the corporation by the holders of record owning at least the Requisite Percent of the combined voting power of the then outstanding shares of the corporation's stock entitled to vote on the matter (with written evidence of such ownership attached to the request (provided, however, that if the shareholder(s) making the request are not the beneficial owners of the shares representing at least the Requisite Percent of the combined voting power of the then outstanding shares of the corporation's stock entitled to vote on the matter, then the request must also include documentary evidence that the beneficial owners on whose behalf the request is made beneficially own at least the Requisite Percent of the combined voting power of the then outstanding shares of the corporation's stock entitled to vote on the matter as of the date on which such request is delivered to the Secretary)), who shall not revoke such request and who shall continue to own not less than the Requisite Percent of the combined voting power of the then outstanding shares of the corporation's stock entitled to vote on the matter through the date of delivery of consents signed by a sufficient number of shareholders to authorize or take such action, (ii) must contain an agreement to solicit consents in accordance with Section E of this Article VII, (iii) must describe the action proposed to be authorized or taken by written consent of shareholders and (iv) must contain (1) such information and representations, to the extent applicable, then required by the By-laws of the corporation, as amended from time to time, as though such shareholder was intending to make a nomination of persons for election to the Board of Directors or bring any other matter before a meeting of shareholders, as applicable, and (2) the text of the proposed action to be authorized or taken (including the text of any resolutions to be adopted by written consent of shareholders and the language of any proposed amendment to the By-laws of the corporation). The corporation may require the shareholder(s) submitting such request to furnish such other information as may be requested by the corporation to determine whether the request relates to an action that may be effected by written consent under Section D of this Article XIII. In connection with an action or actions proposed to be authorized or taken by written consent in accordance with this Article XIII and applicable law, the shareholder(s) seeking such action or actions shall further update and supplement the information previously provided to the corporation in connection therewith, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for such action and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five business days after such record date. Any requesting shareholder may revoke his, her or its request at any time by written revocation delivered to the Secretary of the corporation at the corporation’s principal executive offices. Any disposition by a requesting shareholder of any shares of voting stock of the corporation (or of beneficial ownership of such shares by the beneficial owner on whose behalf the request was made) after the date of the request, shall be deemed a revocation of the request with respect to such shares. If the unrevoked requests represent in the aggregate less than the Requisite Percent prior to the time the record date is set in accordance with this Section B, the Board of Directors, in its discretion, is not obligated to set such a record date and the shareholders are not entitled to act by written consent.

D.    ACTIONS WHICH MAY BE TAKEN BY WRITTEN CONSENT. Shareholders are not entitled to act by written consent if (i) the action relates to an item of business that is not a proper subject for shareholder action under applicable law, (ii) the request for a record date for such action is received by the corporation during the period commencing one hundred twenty (120) days prior to the first anniversary of the date of the notice of annual meeting for the immediately preceding annual meeting and ending on the earlier of (x) the date of the next annual meeting and (y) thirty (30) calendar days after the first anniversary of the date of the immediately preceding annual meeting, (iii) an identical or substantially similar item (as determined by the Board of Directors in its reasonable determination, which determination shall be conclusive and binding on the corporation and its shareholders, a “Similar Item”), other than the election or removal of directors, was presented at any meeting of shareholders held not more than twelve (12) months before the request for a record date for such action is received by the corporation, (iv) a Similar Item consisting of the election or removal of directors was presented at any meeting of shareholders held not more than ninety (90) days before the request for a record date was received by the corporation (and, for purposes of this clause, the election or removal of directors shall be deemed a “Similar Item” with respect to all items of business involving the election or removal of directors), (v) a Similar Item is included in the corporation’s notice as an item of business to be brought before a shareholders meeting that has been called by the time the request for a record date is received by the corporation but not yet held, (vi) the Board of Directors calls an annual or special meeting of shareholders for purposes of presenting a Similar Item or solicits action by written consent of shareholders of a Similar Item pursuant to Section J of this Article XIII or (vii) such record date request was made in a manner that either did not comply with this Article XIII, the corporation’s By-laws or involved a violation of Regulation 14A under the Securities Exchange Act of 1934 or other applicable law.

E.    MANNER OF CONSENT SOLICITATION. Shareholders of the corporation may authorize or take action by written consent only if consents are solicited by the shareholder or group of shareholders seeking to authorize or take action by

Appendix A
written consent of shareholders in accordance with this Article XIII and applicable law from all holders of voting stock of the corporation entitled to vote on the matter.

F.    FORM AND TIMING OF CONSENT. No written consent purporting to take or authorize the taking of corporate action shall be effective to take the corporate action referred to therein unless, consents signed by a sufficient number of shareholders to take such action are so delivered to the corporation in the manner required by Section G of this Article XII within sixty (60) days of the first date on which a consent is so delivered to the corporation.

G.    DELIVERY OF CONSENTS. No consents may be delivered to the corporation until sixty (60) days after the delivery of a valid request to set a record date from the Requisite Percent. Consents must be delivered to the corporation by delivery to its registered office in the State of Oklahoma or its principal place of business or to an officer or agent of the corporation having custody of the book in which proceedings of meetings of shareholders are recorded. Delivery must be made by hand or by certified or registered mail, return receipt requested. In the event of the receipt by the corporation of consents, the Secretary of the corporation, or such other officer of the corporation as the Board of Directors may designate, shall provide for the safe-keeping of such consents and any related revocations and shall promptly conduct such ministerial review of the sufficiency of all consents and any related revocations and of the validity of the action to be taken by written consent as the Secretary of the corporation, or such other officer or agent of the corporation as the Board of Directors may designate, as the case may be, deems necessary or appropriate, including, without limitation, whether the shareholders of a number of shares having the requisite voting power to authorize or take the action specified in consents have given consent; provided, however, that if the action to which the consents relate is the removal or replacement of one or more members of the Board of Directors, the Secretary of the corporation or other officer, as the case may be, shall promptly designate two persons, who shall not be members of the Board of Directors, to serve as inspectors with respect to such consents and such inspectors shall discharge the functions of the Secretary of the Corporation or other officer, as the case may be, under this Article XIII. If after such investigation the Secretary of the corporation, such other officer of the corporation as the Board of Directors may designate or the inspector(s), as the case may be, shall determine that the action purported to have been taken is duly authorized by the consents, that fact shall be certified on the records of the corporation kept for the purpose of recording the proceedings of meetings of shareholders and the consents shall be filed in such records. In conducting the investigation required by this section, the Secretary of the corporation, such other officer or agent of the corporation as the Board of Directors may designate or the inspector(s), as the case may be, may, at the expense of the corporation, retain special legal counsel and any other necessary or appropriate professional advisors as such person or persons may deem necessary or appropriate and, to the fullest extent permitted by law, shall be fully protected in relying in good faith upon the opinion of such counsel or advisors.

H.    EFFECTIVENESS OF CONSENT. Notwithstanding anything in the Restated Certificate of Incorporation to the contrary, no action may be authorized or taken by the shareholders by written consent except in accordance with this Article XIII and applicable law. If the Board of Directors shall determine that any request to fix a record date or to take shareholder action by written consent was not properly made in accordance with, or does not comply with, this Article XIII or applicable law, then the Board of Directors shall not be required to fix a record date and any such purported action by written consent shall be null and void to the fullest extent permitted by applicable law. No action by written consent shall be effective until such date as the Secretary of the corporation, such other officer of this corporation as the Board of Directors may designate, or the inspector(s), as applicable, certifies to the corporation that the consents delivered to the corporation in accordance with Section G of this Article XIII represent at least the minimum number of votes that would be necessary to authorize or take the corporate action at a meeting at which all shares entitled to vote thereon were present and voted, in accordance with Oklahoma law and the Restated Certificate of Incorporation.

I.    CHALLENGE TO VALIDITY OF CONSENT. Nothing contained in this Article XIII shall in any way be construed to suggest or imply that the Board of Directors of the corporation or any shareholder shall not be entitled to contest the validity of any consent or related revocations, whether before or after such certification by the Secretary of the corporation, such other officer of the corporation as the Board of Directors may designate or the inspector(s), as the case may be, or to take any other action (including, without limitation, the commencement prosecution, or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

J.    BOARD-SOLICITED SHAREHOLDER ACTION BY WRITTEN CONSENT. Notwithstanding anything to the contrary set forth above, (x) none of the foregoing provisions of this Article XIII or any related provisions of the By-laws of the corporation shall apply to any solicitation of shareholder action by written consent by or at the direction of the Board of Directors and (y) the Board of Directors shall be entitled to solicit shareholder action by written consent in accordance with applicable law.